UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2008
Date of Report (Date of earliest event reported)

WESTMONT RESOURCES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52398	76-0773948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Freeway Drive, Suite 209,
Mount Vernon, WA	98273
(Address of principal executive offices)	(Zip Code)

(360) 395-6040
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01                       CHANGES IN CONTROL OF REGISTRANT

On September 30, 2008, Andrew Jarvis (“Jarvis”), our Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer, entered into a stock purchase agreement (the “Purchase Agreement”) with Peter Lindhout and Javan King (respectively, “Lindhout” and “King”, and, collectively, the “Buyers”), whereby Jarvis agreed to sell to Buyers and the Buyers agreed to purchase from Jarvis an aggregate of 3,667,667 shares of common stock of the Company.  The terms of the Purchase Agreement provided, among other things, for the aggregate purchase price to be $6,000.00.  The Purchase Agreement also provides that King and Lindhout will be named officers and directors of the Company at a future date and that Jarvis will remain and officer and director of the Company. The closing date for the transaction is expected to occur on or about October 20, 2008.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01                       FINANCIAL STATEMENTS AND EXHIBITS

(c)            Exhibits

Exhibit Number	Description of Exhibit
99.1	Stock Purchase Agreement by and among Andrew Jarvis, Peter Lindhout and Javan King dated September 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMONT RESOURCES INC.
Date: October 1, 2008
	By:	/s/ Andrew Jarvis
ANDREW JARVIS
Chief Executive Officer, Chief Financial Officer
President, Secretary and Treasurer